UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Calculator New Pubco, Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	92-2303797
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4221 W. Boy Scout Blvd., Suite 300 Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.0001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-271665
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

 *        The Registrant is currently named Calculator New Pubco, Inc. Upon closing of the transactions described in the Registration Statement (as defined herein), the Registrant will change its name to AtlasClear Holdings, Inc.”

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.0001 per share (“Common Stock”) of Calculator New Pubco, Inc. (the “Company”).

The description of the Common Stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-4 (File No. 333-271665), as amended from time to time, (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no securities of the Company other than the Common Stock are to be registered on the NYSE American LLC, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALCULATOR NEW PUBCO, INC.

By:	/s/ Robert McBey
	Name:	Robert McBey
	Title:	Chief Executive Officer

Dated: February 9, 2024

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